                                                         EXHIBIT 10(13)
                                                         [EXECUTION COUNTERPART]



                                  $130,000,000

                                CREDIT AGREEMENT


                         Dated as of September 30, 1997


                                      among

                             CNA SURETY CORPORATION,

                            THE LENDERS PARTY HERETO,

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                                TABLE OF CONTENTS



                                                                                                                  Page
                                                                                                                  ----

                                                             ARTICLE I

                           DEFINITIONS...............................................................................1

                                                            ARTICLE II

                           THE FACILITY............................................................................ 20

         2.1      The Facility......................................................................................20
         2.1.1    Description of Facility...........................................................................20
         2.1.2    Facility Amount...................................................................................21
         2.1.3    Availability of Facility..........................................................................21
         2.2      Ratable Advances..................................................................................21
         2.2.1    Ratable Advances..................................................................................21
         2.2.2    Ratable Advance Rate Options......................................................................21
         2.2.3    Method of Selecting Types and Interest Periods for Ratable Advances...............................21
         2.2.4    Conversion and Continuation of Outstanding Ratable Advances.......................................22
         2.3      Competitive Bid Advances..........................................................................22
         2.3.1    Competitive Bid Option............................................................................22
         2.3.2    Competitive Bid Quote Request.....................................................................23
         2.3.3    Invitation for Competitive Bid Quotes.............................................................23
         2.3.4    Submission and Contents of Competitive Bid Quotes.................................................24
         2.3.5    Notice to Borrower................................................................................25
         2.3.6    Acceptance and Notice by Borrower.................................................................26
         2.3.7    Allocation by Administrative Agent................................................................26
         2.4      Availability of Funds.............................................................................27
         2.5      Facility Fee; Reductions in Aggregate Commitment..................................................27
         2.6      Minimum Amount of Each Advance; Limit on Interest Periods.........................................27
         2.7      Optional Principal Payments.......................................................................27
         2.8      Mandatory Prepayments.............................................................................28
         2.9      Interest Rate, etc................................................................................28
         2.10     Rates Applicable After Default....................................................................28
         2.11     Method of Payment.................................................................................28
         2.12     Telephonic Notices................................................................................29
         2.13     Interest Payment Dates; Interest and Fee Basis....................................................29
         2.14     Notification of Advances, Interest Rates, Prepayments and Commitment Reductions...................30
         2.15     Lending Installations.............................................................................30
         2.16     Non-Receipt of Funds by the Administrative Agent..................................................30
         2.17     Taxes.............................................................................................31
         2.18     Evidence of Debt..................................................................................32


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                                      -ii-

                                                            ARTICLE III

                           CHANGE IN CIRCUMSTANCES..................................................................33

         3.1      Yield Protection..................................................................................33
         3.2      Changes in Capital Adequacy Regulations...........................................................34
         3.3      Availability of Types of Advances.................................................................34
         3.4      Funding Indemnification...........................................................................35
         3.5      Lender Statements; Survival of Indemnity..........................................................35
         3.6      Right to Substitute Lender........................................................................35


                                                            ARTICLE IV

                           CONDITIONS PRECEDENT.....................................................................36

         4.1      Initial Advance...................................................................................36
         4.2      Each Advance......................................................................................39


                                                             ARTICLE V

                           REPRESENTATIONS AND WARRANTIES...........................................................39

         5.1      Corporate Existence and Standing..................................................................39
         5.2      Authorization and Validity........................................................................39
         5.3      Compliance with Laws and Contracts................................................................40
         5.4      Governmental Consents.............................................................................40
         5.5      Financial Statements..............................................................................41
         5.6      Material Adverse Change...........................................................................41
         5.7      Taxes.............................................................................................42
         5.8      Litigation and Contingent Obligations.............................................................42
         5.9      Capitalization....................................................................................42
         5.10     ERISA.............................................................................................42
         5.11     Default...........................................................................................43
         5.12     Federal Reserve Regulations.......................................................................43
         5.13     Investment Company................................................................................43
         5.14     Reorganization Documents..........................................................................43
         5.15     Disclosure........................................................................................44
         5.16     Properties........................................................................................44
         5.17     Liens.............................................................................................44
         5.18     Restrictive Agreements............................................................................45


                                                            ARTICLE VI

                           COVENANTS................................................................................45

         6.1      Financial Reporting...............................................................................45
         6.2      Use of Proceeds...................................................................................47
         6.3      Certain Notices...................................................................................47



                                      -iii-

         6.4      Conduct of Business...............................................................................48
         6.5      Taxes.............................................................................................48
         6.6      Insurance.........................................................................................49
         6.7      Compliance with Laws..............................................................................49
         6.8      Maintenance of Properties.........................................................................49
         6.9      Inspection........................................................................................49
         6.10     Merger............................................................................................49
         6.11     Sale of Assets....................................................................................50
         6.12     Liens.............................................................................................50
         6.13     Indebtedness......................................................................................51
         6.14     Consolidated Capitalization.......................................................................51
         6.15     Insurance Company Surplus.........................................................................51
         6.16     Maximum Statutory Net Written Premiums............................................................51
         6.17     Investments, Loans, Advances, Guarantees and Acquisitions.........................................51
         6.18     Transactions with Affiliates......................................................................52
         6.19     Restrictive Agreements............................................................................53
         6.20     Leases............................................................................................53
         6.21     Sale and Leaseback................................................................................53
         6.22     Fiscal Year.......................................................................................53


                                                            ARTICLE VII

                           DEFAULTS.................................................................................54

                                                           ARTICLE VIII

                           ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES...........................................56

         8.1      Acceleration......................................................................................56
         8.2      Amendments........................................................................................56
         8.3      Preservation of Rights............................................................................57


                                                            ARTICLE IX

                           GENERAL PROVISIONS.......................................................................57

         9.1      Survival of Representations.......................................................................57
         9.2      Headings..........................................................................................57
         9.3      Entire Agreement..................................................................................57
         9.4      Several Obligations; Benefits of this Agreement...................................................58
         9.5      Expenses; Indemnification; Damage Waiver..........................................................58
         9.6      Numbers of Documents..............................................................................59
         9.7      Accounting........................................................................................59
         9.8      Severability of Provisions........................................................................59
         9.9      Nonliability of Lenders...........................................................................59
         9.10     Governing Law.....................................................................................60
         9.11     Jurisdiction; Consent to Service of Process.......................................................60


                                      -iv-

         9.12     Confidentiality...................................................................................60
         9.13     Waiver of Jury Trial..............................................................................61
         9.14     Disclosure........................................................................................61
         9.15     Counterparts......................................................................................61


                                                             ARTICLE X

                           THE ADMINISTRATIVE AGENT.................................................................61

         10.1     Appointment.......................................................................................61
         10.2     Powers............................................................................................62
         10.3     General Immunity..................................................................................62
         10.4     No Responsibility for Loans, Recitals, etc........................................................62
         10.5     Action on Instructions of Lenders.................................................................62
         10.6     Employment of Administrative Agents and Counsel...................................................63
         10.7     Reliance on Documents; Counsel....................................................................63
         10.8     Administrative Agent's Reimbursement and Indemnification..........................................63
         10.9     Notice of Default.................................................................................64
         10.10    Rights as a Lender................................................................................64
         10.11    Lender Credit Decision............................................................................64
         10.12    Successor Administrative Agent....................................................................64


                                                            ARTICLE XI

                           SETOFF; RATABLE PAYMENTS.................................................................65

         11.1     Setoff............................................................................................65
         11.2     Ratable Payments..................................................................................66


                                                            ARTICLE XII

                           BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS........................................66

         12.1     Successors and Assigns............................................................................66
         12.2     Participations....................................................................................67
         12.2.1   Permitted Participants; Effect....................................................................67
         12.2.2   Voting Rights.....................................................................................67
         12.2.3   Benefit of Setoff.................................................................................67
         12.3.1   Permitted Assignments.............................................................................67
         12.3.2   Register..........................................................................................68
         12.3.3   Effect; Effective Date............................................................................68
         12.4     Dissemination of Information......................................................................69
         12.5     Tax Treatment.....................................................................................69



                                                           ARTICLE XIII

                           NOTICES..................................................................................69

         13.1     Giving Notice.....................................................................................69
         13.2     Change of Address.................................................................................70


Exhibit "A" - Competitive Bid Quote Request
Exhibit "B" - Invitation for Competitive Bid Quotes
Exhibit "C" - Competitive Bid Quote
Exhibit "D" - Opinion of the Counsel to the Borrower
Exhibit "E" - Compliance Certificate
Exhibit "F" - Assignment and Acceptance

Schedule 1        -        Commitments
Schedule 5.3      -        Approvals and Consents
Schedule 5.7      -        Tax Matters
Schedule 5.8      -        Litigation
Schedule 5.9      -        Capitalization and Subsidiaries
Schedule 5.17     -        Liens
Schedule 5.18     -        Restrictive Agreements
Schedule 6.13     -        Existing Indebtedness

         CREDIT AGREEMENT dated as of September 30, 1997 between CNA Surety Corporation, the Lenders and The Chase Manhattan Bank, as administrative agent.

                                R E C I T A L S:

         A. The Borrower has requested the Lenders to make loans to it from time to time in an aggregate principal amount up to but not exceeding $130,000,000, the proceeds of which the Borrower will use (a) to refinance, contemporaneously with (and after giving effect to) the Merger, existing indebtedness of Capsure Holdings, (b) to make certain capital contributions to Western and USA, each a Subsidiary of the Borrower (after giving effect to the Merger), and (c) for the general corporate purposes of the Borrower and its Subsidiaries.

         B. The Lenders are willing to make such loans on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders, and the Agent hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "Absolute Rate" means, with respect to an Absolute Rate Loan made by a given Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Lender and accepted by the Borrower.

         "Absolute Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Lenders to the Borrower at the same time and for the same Interest Period.

         "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.3.

         "Absolute Rate Interest Period" means, with respect to an Absolute Rate Advance, a period of not less than seven and not more than 360 days commencing on a Business Day selected by the

Borrower pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

         "Absolute Rate Loan" means a Loan which bears interest at the Absolute Rate.

         "Administrative Agent" means The Chase Manhattan Bank in its capacity as administrative agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by some or all of the Lenders to the Borrower on the same Borrowing Date, of the same Type (or on the same interest basis in the case of Competitive Bid Advances) and, when applicable, for the same Interest Period and includes a Competitive Bid Advance.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.5(a); provided, however, that for purposes of all computations required to be made with respect to compliance by the Borrower with Section 6.14, such term shall mean generally accepted accounting principles as in effect on the date hereof, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.5.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Annual Statement" means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements recommended by the NAIC to be used for filing annual statutory financial statements and shall contain the type of information recommended by the NAIC to be disclosed therein, together with all exhibits or schedules filed therewith.

         "Applicable Eurodollar Margin" and "Applicable Facility Fee Percentage" mean, respectively, the applicable rates per annum set forth in the table below under the captions "Applicable Eurodollar Margin" and "Applicable Facility Fee Percentage", as the case may be, set forth opposite the applicable Consolidated Capitalization Ratio as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.1(a) or 6.1(b), as the case may be, together with the related compliance certificate for such fiscal quarter or fiscal year, as the case may be, required by Section 6.1(c), provided that if, on any day, either Western or USA has a claims paying ability rating from A.M. Best & Company, Inc., of less than "A-" (or if such rating is no longer published by A.M. Best & Company, Inc., from another rating agency acceptable to the Administrative Agent), or either Western or USA does not have such a rating, the applicable rates set forth in the table below under the caption (i) "Applicable Eurodollar Margin" shall be increased by 0.10% per annum and (ii) "Applicable Facility Fee Percentage" shall be increased by 0.025% per annum.

------------------------------------------------------------------------------------------------------------------
                                                   Applicable                            Applicable
       Range of Consolidated                       Eurodollar                           Facility Fee
        Capitalization Ratio                         Margin                              Percentage
------------------------------------------------------------------------------------------------------------------
Less than 0.15 to 1.0                                0.16%                                  0.09%
------------------------------------------------------------------------------------------------------------------
Greater than or equal to 0.15 to                     0.20%                                  0.10%
1.0 and less than or equal to 0.35
to 1.0
------------------------------------------------------------------------------------------------------------------
Greater than 0.35 to 1.0                             0.275%                                0.125%
-------------------------------------------------------------------------------------------------------------------

From and including the initial Borrowing Date to but excluding the fifth Business Day following the date of receipt of the first financial statements delivered pursuant to Section 6.1(a) or 6.1(b), as the case may be, together with the related compliance certificate for such fiscal quarter or fiscal year, as the case may be, required by Section 6.1(c), the "Applicable Eurodollar Margin" and the "Applicable Facility Fee Percentage" shall be determined in accordance with the certificate delivered pursuant to Section 4.1(e). The "Applicable Eurodollar Margin" and the "Applicable Facility Fee Percentage" shall be adjusted on the fifth Business Day following the date of receipt of the relevant financial statements pursuant to Section 6.1(a) or 6.1(b), as the case may be, and the related compliance certificate for such fiscal quarter or fiscal year, as the case may be, required by Section 6.01(c). In the event the financial statements for any fiscal quarter or fiscal year or the certificate required by Section 6.1(c) are not delivered when due and such financial statements and/or certificate are not delivered prior to the date upon which such becomes a Default, then, effective upon such Default, during the period from the date upon which such financial statements were required to be delivered until one Business Day following the date upon which they actually are delivered, the Applicable Eurodollar Margin and the Applicable Facility Fee Percentage shall be the highest rates provided for in the above table; provided that, notwithstanding the foregoing, the Applicable Eurodollar Margin and the Applicable Facility Fee Percentage shall be the highest rate set forth in the above table for any period during which a Default or Unmatured Default shall have occurred and be continuing.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assignment and Acceptance" is defined in Section 12.3.1.

         "Authorized Officer" means any of the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operations Officer, any Vice President or the Secretary of the Borrower, acting singly.

         "Borrower" means CNA Surety Corporation, a Delaware corporation, and its successors and assigns.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capsure Credit Agreement" means the Amended and Restated Credit Agreement dated as of May 22, 1996 between Capsure Financial Group, Inc., Capsure Holdings, the lenders party thereto and Chase (formerly known as Chemical Bank), as administrative agent, as amended.

         "Capsure Holdings" means Capsure Holdings Corp., a Delaware corporation.

         "CCC Surety Operations" means the combined surety businesses of (a) Continental Casualty and its Affiliates and (b) Continental Insurance and its Affiliates.

         "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines for banks or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender.

         "Change in Control" means (a) the Continental Casualty Pool and the Continental Insurance Pool shall cease to own, in the aggregate (directly or indirectly), beneficially and of record free and clear of all Liens, other encumbrances, or voting agreements, restrictions or trusts of any kind, at least 51% of the outstanding shares of capital stock of the Borrower on a fully diluted basis and shares representing the right to elect a majority of the directors of the Borrower, (b) the Continental Casualty Pool shall cease to own (directly or indirectly) beneficially and of record, free and clear of all Liens, other encumbrances, or voting agreements, restrictions or trusts of any kind, at least 46% of the outstanding shares of capital stock of the Borrower on a fully diluted basis and shares representing the right to elect a majority of the directors of the Borrower or (c) after giving effect to the Merger, the Borrower shall cease to own, directly or indirectly, beneficially and of record, free and clear of all Liens, other encumbrances, or voting agreements, restrictions or trusts of any kind, 100% of the outstanding shares of capital stock (on a fully diluted basis) of each Significant Subsidiary.

         "Chase" means The Chase Manhattan Bank in its individual capacity, and its successors.

         "Closing Date" means September 30, 1997.

         "Closing Transactions" is defined in Section 4.1(e).

         "CNA Financial" means CNA Financial Corporation, a Delaware corporation.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its name on Schedule 1 hereto or in the Assignment and Acceptance relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Competitive Bid Advance" means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid

Loans made by some or all of the Lenders to the Borrower at the same time and for the same Interest Period.

         "Competitive Bid Borrowing Notice" is defined in Section 2.3.6.

         "Competitive Bid Loan" means a Eurodollar Bid Rate Loan or an Absolute Rate Loan, or both, as the case may be.

         "Competitive Bid Margin" means the margin above or below the applicable Eurodollar Base Rate offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such Eurodollar Base Rate.

         "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit "C" hereto completed and delivered by a Lender to the Administrative Agent in accordance with Section 2.3.4.

         "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit "A" hereto completed and delivered by the Borrower to the Administrative Agent in accordance with Section 2.3.2.

         "Consolidated" or "consolidated", when used in connection with any calculation, means a calculation to be determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles, or SAP, as applicable.

         "Consolidated Capitalization Ratio" means, as at any date of determination, the ratio of (a) consolidated Indebtedness of the Borrower and its Subsidiaries as at such date to (b) the sum of (i) consolidated Indebtedness of the Borrower and its Subsidiaries as at such date plus (ii) Consolidated Net Worth as at such date.

         "Consolidated Net Worth" means, at any date of determination, the amount of consolidated common and preferred shareholders' equity of the Borrower and its Subsidiaries, determined as at such date in accordance with Agreement Accounting Principles; provided, however, that unrealized appreciation and depreciation of securities which are classified as available for sale and are subject to FASB 115 shall be excluded when computing Consolidated Net Worth.

         "Continental Casualty" means Continental Casualty Company, an Illinois insurance company.

         "Continental Casualty Pool" means Continental Casualty, American Casualty Company of Reading, Pennsylvania, CNA Casualty of California, CNA Lloyd's of Texas, Columbia Casualty Company, National Fire Insurance Company of Hartford, Transcontinental Insurance Company, Transportation Insurance Company and Valley Forge Insurance Company.

         "Continental Insurance" means The Continental Insurance Company, a New Hampshire insurance company.

         "Continental Insurance Pool" means Continental Insurance, Boston Old Colony Insurance Company, The Buckeye Union Insurance Company, Commercial Insurance Company of Newark, New Jersey, Continental Lloyd's Insurance Company, The Continental Insurance Company of New Jersey, The Continental Insurance Company of Puerto Rico, Continental Reinsurance Corporation, The Fidelity and Casualty Company of New York, Firemen's Insurance Company of Newark, New Jersey, First Insurance Company of Hawaii Ltd., The Glens Falls Insurance Company, Kansas City Fire and Marine Insurance Company, The Mayflower Insurance Company, Ltd., National-Ben Franklin Insurance Company of Illinois, Niagara Fire Insurance Company and Pacific Insurance Company.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the financial obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a Letter of Credit, but excluding (a) the endorsement of instruments for deposit or collection in the ordinary course of business and (b) obligations incurred by any Insurance Subsidiary in the ordinary course of its financial guaranty or other business.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.2.4.

         "Default" means an event described in Article VII.

         "Environmental Laws" means federal, state or local environmental, health and safety statutes, regulations, ordinances, codes, rules, orders, decrees, directives and standards relating to the protection of the environment or to emissions, releases or discharges of any toxic or hazardous waste, substance or chemical or any pollutant, contaminant, chemical or other substance or the clean-up or remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means a Eurodollar Bid Rate Advance or a Eurodollar Ratable Advance, or both, as the case may be.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the rate appearing on Page 3750 of the Dow Jones Markets Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Eurodollar Interest Period, as the rate for dollar deposits with a maturity comparable to such Eurodollar Interest Period. In the event that such rate is not available at such time for any reason, then the "Eurodollar Base Rate" with respect to such Eurodollar Advance for such Eurodollar Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Eurodollar Interest Period are offered by the principal London office of Chase in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Eurodollar Interest Period.

         "Eurodollar Bid Rate" means, with respect to a Eurodollar Bid Rate Loan made by a given Lender for the relevant Eurodollar Interest Period, the sum of
(a) the Eurodollar Base Rate and (b) the Competitive Bid Margin offered by such Lender and accepted by the Borrower.

         "Eurodollar Bid Rate Advance" means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.

         "Eurodollar Bid Rate Loan" means a Loan which bears interest at the Eurodollar Bid Rate.

         "Eurodollar Interest Period" means, with respect to a Eurodollar Ratable Advance or a Eurodollar Bid Rate Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

         "Eurodollar Loan" means a Eurodollar Ratable Loan or Eurodollar Bid Rate Loan, or both, as the case may be.

         "Eurodollar Ratable Advance" means an Advance which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.2.3.

         "Eurodollar Ratable Loan" means a Loan requested by the Borrower pursuant to Section 2.2.3 which bears interest at a Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Ratable Advance for the relevant Eurodollar Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period (such quotient being rounded, if necessary, to the next higher multiple of 1/16 of 1%), plus (b) the Applicable Eurodollar Margin.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "Financial Statements" is defined in Section 5.5.

         "Floating Rate Advance" means an Advance which bears interest at the Alternate Base Rate.

         "Floating Rate Loan" means a Ratable Loan which bears interest at the Alternate Base Rate.

         "Governmental Authority" means the federal government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, any board of insurance, insurance department or insurance commissioner.

         "Indebtedness" of a Person means, without duplication, such Person's
(a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (excluding accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or similar instruments, (e) Capitalized Lease Obligations, (f) net Rate Hedging Obligations (other than Rate Hedging Obligations, if any, entered into in respect of the Loans or any portion thereof) and (g) Contingent Obligations, (h) obligations for which such Person is obligated pursuant to or in respect of a Letter of Credit and (i) repurchase obligations or liabilities of such Person with respect to accounts, notes receivable or securities sold by such Person (but excluding the obligations of any Insurance Subsidiary in respect of the repurchase of securities pursuant to repurchase agreements or the lending of securities pursuant to securities lending arrangements, in each case, entered into in the ordinary course of business).

         "Information Memorandum" means the Confidential Information Memorandum dated April 1997 with respect to the credit facilities provided herein.

         "Insurance Subsidiary" means any Subsidiary of the Borrower which is engaged in any insurance business.

         "Interest Period" means a Eurodollar Interest Period or an Absolute Rate Interest Period.

         "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit "B" hereto, completed and delivered by the Administrative Agent to the Lenders in accordance with Section 2.3.3.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "License" means any license, certificate of authority, permit or other authorization which is required to be obtained from the Governmental Authority in connection with the operation, ownership or transaction of insurance business.

         "Lien" means any security interest, lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement). The term "Lien" shall not include the rights of purchasers of any securities in such securities arising under repurchase agreements or similar rights in respect of securities lending arrangements, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business.

         "Loan" means, with respect to a Lender, such Lender's portion of any Advance and "Loans" means, with respect to the Lenders, the aggregate of all Advances.

         "Loan Documents" means this Agreement and the other documents and agreements contemplated hereby and executed by the Borrower in favor of the Administrative Agent or any Lender.

         "Margin Stock" has the meaning assigned to that term under Regulation
U.

         "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

         "Merger" means the merger of Surety Acquisition with and into Capsure Holdings.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissions and similar Governmental Authorities of the various states of the United States of America toward the promotion of uniformity in the practices of such Governmental Authorities.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent or any indemnified party hereunder arising under any of the Loan Documents.

         "Participants" is defined in Section 12.2.1.

         "Payment Date" means the last day of each March, June, September and December.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Investments" means:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, any agency thereof, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Governmental National Mortgage Association, the Student Loan Market Association, the Federal Home Loan Bank or the Federal Farm Credit Bank, in each case maturing within three years from the date of acquisition thereof;

         (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

         (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

         (d) fully collateralized repurchase agreements and securities lending arrangements with a term of not more than 30 days for securities described in clause (a) above and entered into with (i) a financial institution satisfying the criteria described in clause (c) above or (ii) a "registered broker or dealer" within the meaning of Section 7 of the Securities Exchange Act of 1934 which has total stockholders' equity in excess of $750,000,000; and

         (e) bonds, debentures, notes and other similar securities of any Person organized under the laws of the United States of America or any state thereof having, at the date of acquisition, a rating of BBB- or higher from S&P or Baa3 or higher by Moody's, in each case maturing within three years from the date of acquisition thereof.

         "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, maintained, sponsored or contributed to by the Borrower or any of its Subsidiaries or, with respect to such a plan that is subject to Title IV of ERISA, by any member of the Controlled Group.

         "Prepayment Percentage" is defined in Section 2.8.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "pro-rata" means, when used with respect to a Lender, and any described aggregate or total amount, an amount equal to such Lender's pro-rata share or portion based on its percentage of the Aggregate Commitment or if the Aggregate Commitment has been terminated, its percentage of the aggregate principal amount of outstanding Advances.

         "Purchasers" is defined in Section 12.3.1.

         "Quarterly Statement" means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements recommended by the NAIC to be used for filing quarterly statutory financial statements and shall contain the type of information recommended by the NAIC to be disclosed therein, together with all exhibits or schedules filed therewith.

         "Ratable Advance" means a borrowing hereunder consisting of the aggregate amount of the several Ratable Loans made by the Lenders to the Borrower at the same time, of the same Type and for the same Interest Period.

         "Ratable Borrowing Notice" is defined in Section 2.2.3.

         "Ratable Loan" means a Loan made by a Lender pursuant to Section 2.2 hereof.

         "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

         "Register" is defined in Section 12.3.2.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to depositary institutions.

         "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect shall include and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by Persons other than banks, brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to such Persons.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Reorganization Agreement" means that certain Reorganization Agreement dated as of December 19, 1996 among Capsure Holdings, Continental Casualty, the Borrower, Surety Acquisition and certain Affiliates of Continental Casualty.

         "Reorganization Documents" means the Reorganization Agreement, the certificate of merger executed pursuant thereto and the other documents, certificates and agreements delivered in connection with the Merger.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Advances.

         "Reserve Requirement" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Risk-Based Capital Guidelines" means (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards" and any amendments to such regulations adopted prior to the date of this Agreement.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

         "SAP" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) from time to time in the jurisdiction of incorporation of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary; provided, however, that for purposes of all computations required to be made with respect to compliance by the Borrower with Section 6.15, such term shall mean SAP (as defined above) as in effect on the date hereof, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.5.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Significant Insurance Subsidiary" means any Significant Subsidiary which is an Insurance Subsidiary.

         "Significant Subsidiary" means Western, USA and any other Subsidiary
(i) the value of the total assets of which exceeds 5% of the value of the total assets of the Borrower and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year or (ii) the consolidated income (before income taxes, extraordinary items and the cumulative effect of any change in Agreement Accounting

Principles) of which exceeds 5% of such income of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed fiscal year.

         "Single Employer Plan" means a Plan subject to Title IV of ERISA maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group, other than a Multiemployer Plan.

         "Statutory Net Written Premiums" means, for any period, the net premiums written of the Insurance Subsidiaries (on a combined basis) during such period, determined in accordance with SAP.

         "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made.

         "Surety Acquisition" means Surety Acquisition Company, a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower.

         "Surplus as Regards Policyholders" means, with respect to any Insurance Subsidiary at any time, the surplus as regards policyholders of such Insurance Subsidiary at such time, as determined in accordance with SAP.

         "Termination Date" means (a) September 30, 2002, or (b) such earlier date on which the obligations of the Lenders to make Loans hereunder are terminated pursuant to the terms of this Agreement.

         "Termination Event" means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Borrower or any other member of the Controlled

Group from such Plan during a plan year in which the Borrower or any other member of the Controlled Group was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA,
(c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under
Section 4041 of ERISA or (d) the institution by the PBGC of proceedings to terminate such Plan, in each case which could reasonably be expected to have a Material Adverse Effect.

         "Transferee" is defined in Section 12.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance, Eurodollar Advance or Absolute Rate Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under a Single Employer Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using the PBGC actuarial assumptions utilized for purposes of determining the current liability for purposes of such valuation.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "USA" means Universal Surety of America, a Texas insurance company.

         "Western" means Western Surety Company, a South Dakota insurance company.

         "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Wholly-Owned Subsidiary" shall mean a Wholly-Owned Subsidiary of the Borrower.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. The words "herein", "hereof" and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. References to

"Articles", "Sections", "subsections", "paragraphs", "Exhibits" and "Schedules" in this Agreement shall refer to Sections, subsections, paragraphs, Exhibits and Schedules of this Agreement unless otherwise expressly provided. References to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such persons. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.


                                   ARTICLE II

                                  THE FACILITY

         2.1.    The Facility.


         2.1.1. Description of Facility. The Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which, and upon the terms and subject to the conditions herein set out:

              (a) each Lender severally agrees to make Ratable Loans to the Borrower in accordance with Section 2.2 in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment less the amount of such Lender's pro-rata share of the outstanding principal amount of all Competitive Bid Advances (regardless of which Lender or Lenders made such Competitive Bid Advances) exclusive of Competitive Bid Advances being repaid substantially contemporaneously with the making of any such Ratable Loans; and

              (b) each Lender may, in its sole discretion, make bids to make Competitive Bid Loans to the Borrower, and make such Loans, in accordance with Section 2.3.

         2.1.2. Facility Amount. In no event may the aggregate principal amount of all outstanding Advances (including both the Ratable Advances and the Competitive Bid Advances) at any time exceed the Aggregate Commitment.

         2.1.3. Availability of Facility. Subject to the terms of this Agreement, from and including the date hereof to, but not including the Termination Date the Borrower may borrow, repay and reborrow Advances hereunder. All outstanding Advances and all other unpaid Obligations shall be due and payable in full by the Borrower on the Termination Date.

         2.2.    Ratable Advances.


         2.2.1. Ratable Advances. Each Ratable Advance hereunder shall consist of borrowings made from the several Lenders ratably in proportion to the amounts of their respective Commitments.

         2.2.2. Ratable Advance Rate Options. The Ratable Advances may be Floating Rate Advances or Eurodollar Ratable Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.2.3 or 2.2.4. No Ratable Advance may mature after, or have an Interest Period which extends beyond, the Termination Date.

         2.2.3. Method of Selecting Types and Interest Periods for Ratable Advances. The Borrower shall select the Type of each Ratable Advance and, in the case of each Eurodollar Ratable Advance, the Eurodollar Interest Period applicable to such Ratable Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "Ratable Borrowing Notice") not later than 11:00 a.m. (New York time) on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Ratable Advance. A Ratable Borrowing Notice shall specify:

              (a) the Borrowing Date, which shall be a Business Day, of such Ratable Advance;

              (b) the aggregate amount of such Ratable Advance, which, when added to all outstanding Ratable Advances and Competitive Bid Advances and after giving effect to the repayment of any such outstanding Advances out of the proceeds of the requested Ratable Advance, shall not exceed the Aggregate Commitment;

              (c) the Type of Advance selected; and

              (d) in the case of each Eurodollar Ratable Advance, the Eurodollar Interest Period applicable thereto (which may not end after the Termination
    Date).

         2.2.4. Conversion and Continuation of Outstanding Ratable Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Ratable Advances. Each Eurodollar Ratable Advance shall continue as a Eurodollar Ratable Advance until the end of the then applicable Eurodollar Interest Period therefor, at which time such Eurodollar Ratable Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Administrative Agent a

Conversion/Continuation Notice requesting that, at the end of such Eurodollar Interest Period, such Eurodollar Ratable Advance continue as a Eurodollar Ratable Advance for the same or another Eurodollar Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Ratable Advance of any Type into any other Type or Types of Ratable Advances; provided that any conversion of any Eurodollar Ratable Advance shall be made on, and only on, the last day of the Eurodollar Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Ratable Advance or continuation of a Eurodollar Ratable Advance not later than 11:00 a.m. (New York time) at least three Business Days, in the case of a conversion into or continuation of a Eurodollar Ratable Advance, prior to the date of the requested conversion or continuation, specifying:

              (a) the requested date, which shall be a Business Day, of such conversion or continuation;

              (b) the aggregate amount and Type of Ratable Advance which is to be converted or continued; and

              (c) the amount and Type(s) of Ratable Advance(s) into which such Ratable Advance is to be converted or continued and, in the case of a conversion into or continuation of an Eurodollar Ratable Advance, the duration of the Eurodollar Interest Period applicable thereto.

         2.3.    Competitive Bid Advances.


         2.3.1. Competitive Bid Option. In addition to Ratable Advances pursuant to Section 2.2, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1.2 as to the maximum aggregate principal amount of all outstanding Advances hereunder), prior to the Termination Date the Borrower may, as set forth in this Section 2.3, request the Lenders to make offers to make Competitive Bid Advances to the Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3.

         2.3.2. Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.3, it shall transmit to the Administrative Agent by telecopy a Competitive Bid Quote Request substantially in the form of Exhibit "A" hereto so as to be received no later than (a) 11:00 a.m. (New York time) at least four Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction or (b) 10:00 a.m. (New York time) at least one

Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction specifying:

              (a) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance;

              (b) the aggregate principal amount of such Competitive Bid
    Advance;

              (c) whether the Competitive Bid Quotes requested are to set forth a Eurodollar Bid Rate, an Absolute Rate, or both; and

              (d) the Interest Period applicable thereto (which may not end after the Termination Date).

The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within 5 Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Competitive Bid Quote Request. A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit "A" hereto shall be rejected, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopy.

         2.3.3. Invitation for Competitive Bid Quotes. Promptly and in any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.3.2, the Administrative Agent shall send to each of the Lenders by telex or telecopy an Invitation for Competitive Bid Quotes substantially in the form of Exhibit "B" hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this
Section 2.3.

         2.3.4.   Submission and Contents of Competitive Bid Quotes.


              (a) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.3.4 and must be submitted to the Administrative Agent by telex or telecopy at its offices specified in or pursuant to Article XIII not later than (i) 10:00 a.m. (New

    York time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 10:00 a.m. (New York time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree); provided that Competitive Bid Quotes submitted by Chase may only be submitted if the Administrative Agent or Chase notifies the Borrower of the terms of the offer or offers contained therein not later than 15 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Lenders. Subject to Articles IV and VIII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

              (b) Each Competitive Bid Quote shall be in substantially the form of Exhibit "C" hereto and shall in any case specify:

                   (i) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes;

                   (ii) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (A) may be greater than, less than or equal to the Commitment of the quoting Lender, (B) must be at least $10,000,000 and an integral multiple of $1,000,000, and (C) may not exceed the principal amount of Competitive Bid Loans for which offers were requested;

                   (iii) in the case of a Eurodollar Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan;

                   (iv) the minimum amount, if any, of the Competitive Bid Loan which may be accepted by the Borrower;

                   (v) in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan; and

                   (vi)  the identity of the quoting Lender.

              (c) The Administrative Agent shall reject any Competitive Bid Quote that:

                   (i) is not substantially in the form of Exhibit "C" hereto or does not specify all of the information required by Section 2.3.4(b);

                   (ii) contains qualifying, conditional or similar language, other than any such language contained in Exhibit "C" hereto;

                   (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

                   (iv)  arrives after the time set forth in Section 2.3.4(a).

If any Competitive Bid Quote shall be rejected pursuant to this Section 2.3.4(c), then the Administrative Agent shall promptly notify the relevant Lender of such rejection.

         2.3.5. Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (a) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.3.4 and (b) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Eurodollar Bid Rates or Absolute Rates, as the case may be, so offered.

         2.3.6. Acceptance and Notice by Borrower. Not later than (a) 11:00 a.m. (New York time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (b) 11:00 a.m. (New York time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree), the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers so notified to it pursuant to Section 2.3.5; provided, however, that the failure by the Borrower to give such notice to the Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.3.4(b)(iv)); provided that:

                   (a) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

                   (b) acceptance of offers may only be made on the basis of ascending Eurodollar Bid Rates or Absolute Rates, as the case may be, and

                   (c) the Borrower may not accept any offer that is described in Section 2.3.4(c) or that otherwise fails to comply with the requirements of this Agreement.

         2.3.7. Allocation by Administrative Agent. If offers are made by two or more Lenders with the same Eurodollar Bid Rates or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event on the same Business Day, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Lender.

         2.4. Availability of Funds. Not later than noon (New York time) on each Borrowing Date, each Lender (or in the case of a Competitive Bid Advance, each Lender making a portion of such Advance) shall make available its Loan or Loans, in funds immediately available in New York City to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

         2.5. Facility Fee; Reductions in Aggregate Commitment. The Borrower agrees to pay to the Administrative Agent for the ratable account of each Lender a facility fee equal to the Applicable Facility Fee Percentage times such Lender's Commitment from the date hereof to and including the Termination Date applicable to such Lender, payable in arrears on each Payment Date hereafter and on the Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders, in integral multiples of $10,000,000, upon at least three Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

         2.6. Minimum Amount of Each Advance; Limit on Interest Periods. Each Eurodollar Ratable Advance shall be in the minimum amount of $10,000,000 (and in multiples of $1,000,000 if in excess thereof). Each Floating Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof); provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment. No more than twelve Eurodollar Interest Periods for Eurodollar Ratable Advances may be outstanding at any one time.

         2.7. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Advances (other than Competitive Bid Advances, which may not be voluntarily prepaid), or, in a minimum aggregate amount of $10,000,000 or any integral multiple of $5,000,000 in excess thereof, any portion of the outstanding Advances (other than Competitive Bid Advances) upon three Business Days' prior notice to the Administrative Agent. Any prepayment of a Eurodollar Advance prior to the last day of the applicable Eurodollar Interest Period shall be subject to the indemnity provisions of Section 3.4.

         2.8. Mandatory Prepayments. If at any time the aggregate principal balance of the Loans exceeds the Aggregate Commitment, the Borrower shall repay immediately its then outstanding Loans in such amount as may be necessary to eliminate such excess.

         2.9. Interest Rate, etc. Each Floating Rate Advance shall bear interest at the Floating Rate on the outstanding principal amount thereof for each day from and including the date such Advance is made or is converted from a Ratable Eurodollar Advance into a Floating Rate Advance pursuant to Section
2.2.4 to but excluding the date it becomes due or is converted into a Eurodollar Ratable Advance pursuant to Section 2.2.4 hereof, at a rate per annum equal to the Floating Rate for such day. Each Eurodollar Advance and Absolute Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Eurodollar Interest Period at the interest rate determined as applicable to such Eurodollar Advance or Absolute Rate Advance.

         2.10. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.2.3 or 2.2.4, no Advance may be made as, converted into or continued as a Eurodollar Ratable Advance (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing. During the continuance of a Default, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of
Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (a) each Eurodollar Advance and Absolute Rate Advance shall bear interest for the remainder of the applicable Interest Period at a rate per annum equal to the Alternate Base Rate plus 2% per annum and (b) each Floating Rate Advance shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2% per annum.

         2.11. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 1:00 p.m. (New York time) on the date when due. Each payment by the Borrower on account of principal or interest on the Loans shall be applied ratably among the Lenders by the Administrative Agent according to the respective outstanding principal amounts of the Loans then due and owing to the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with Chase for each payment of principal, interest and fees as it becomes due hereunder.

         2.12. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances, submit Competitive Bid Quotes and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any

Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         2.13. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which a Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Ratable Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance or Absolute Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance or Absolute Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance or Absolute Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Facility fees shall be calculated for actual days elapsed on the basis of a 360-day year. All interest shall be calculated for actual days elapsed on the basis of a 360-day year, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be calculated on a 365 or 366-day year basis, as applicable. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (New York time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.14. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Ratable Borrowing Notice, Conversion/Continuation Notice, Invitation for Competitive Quotes and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.15. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and any promissory notes issued to a Lender hereunder shall be deemed held by such Lender for the benefit of such Lending Installation. Each Lender may, by written or telecopy notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.16. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (b) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.17. Taxes. (a) Any payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes upon the overall net income of any Lender or applicable Lending Installation imposed by the jurisdiction in which such Lender or Lending Installation is incorporated or has its principal place of business. If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such

Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in or pursuant to this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the U.S. or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection 2.17. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as practicable thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by any Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection
2.17 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

         (b) At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless any change in treaty, law or regulation (and not a change in the Lender's business, operations or place of business or incorporation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the

Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (c) Any stamp, documentary or similar taxes or charges payable or ruled payable by any Governmental Authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

         2.18. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Advance made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (c) The entries made in the accounts maintained pursuant to paragraph
(a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement.

         (d) Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.3) be represented by one or more promissory notes (payable to the order of each Lender holding a portion of such Advances or, if such promissory note is a registered note, to such Lender and its registered assigns).

                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES

         3.1. Yield Protection. If, after the date hereof, the adoption of or any change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof, or the compliance of any Lender therewith,

              (a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding taxation of the overall net income of any Lender or applicable Lending Installation imposed by the jurisdiction in which such Lender or Lending Installation is incorporated or has its principal place of business), or changes the basis of taxation of principal, interest or any other payments to any Lender or Lending Installation in respect of its Eurodollar Loans or other amounts due it hereunder with respect to its Eurodollar Loans, or

              (b) with respect to Eurodollar Loans, imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

              (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it in respect thereof, and, in the case of any of Section 3.1(a), (b) or (c), the Lender shall in good faith determine the amount of such increased expense incurred or reduction in amount received to be material, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received (other than any such expense or reduction for which the Lenders are also entitled to compensation pursuant to
Section 2.17(a)) which such Lender
determines is attributable to making, funding and maintaining its Loans and its Commitment.

         3.2. Changes in Capital Adequacy Regulations. If a Lender determines in good faith that the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased by an amount deemed material by such Lender as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy).

         3.3. Availability of Types of Advances. If any Lender determines in good faith that maintenance of any of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Administrative Agent shall suspend the availability of the affected Type of Advance and require any Eurodollar Advances to be repaid or converted into a Floating Rate Advance within five days after Borrower's receipt of notice by such Lender; or if the Required Lenders determine that (a) deposits of a type or maturity appropriate to match fund Eurodollar Advances are not available, or (b) the interest rate applicable to a Type of Advance does not accurately or fairly reflect the cost of making or maintaining such Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and require any Eurodollar Advances of the affected Type to be repaid.

         3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Eurodollar Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made, continued or converted on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.

         3.5. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2 or
3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

         3.6. Right to Substitute Lender. Any Lender claiming any additional amounts payable pursuant to Section 3.1 or 3.2 or unable to make a Type of Advance available in accordance with Section 3.3, shall, so long as no Default or Unmatured Default has occurred and is continuing, upon the written request of the Borrower delivered to such Lender and the Administrative Agent, assign, pursuant to and in accordance with the provisions of Section 12.3, all of its rights and obligations under this Agreement and under the Loan Documents to another Lender or to a commercial bank, other financial institution, commercial finance company or other institutional lender selected by the Borrower and reasonably acceptable to the Administrative Agent that has agreed not to claim any additional amounts under Section 3.1 or 3.2 with respect to some or all of the taxes or regulatory changes that gave rise to such assigning Lender's claim for such compensation, or that has agreed to make the Type of Advance available that was not made available from such assigning Lender, in consideration for (a) the payment by such assignee to such assigning Lender of the principal of, and interest accrued and unpaid to the date of such assignment on, the Loans held by such assigning Lender, (b) the payment by the Borrower to such assigning Lender of any and all other amounts owing to such assigning Lender under any provision of this Agreement accrued and unpaid to the date of such assignment and (c) the Borrower's release of such assigning Lender from any further obligation or liability under this Agreement and the Loan Documents. Notwithstanding anything to the contrary contained in this Section 3.6, in no event shall the replacement of any Lender result in a decrease or reallocation of the Aggregate Commitments without the prior written consent of each of the remaining Lenders.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

              4.1. Initial Advance. The Lenders shall not be required to make the initial Advance hereunder unless the Borrower has furnished to the Administrative Agent with sufficient copies for the Lenders the following and the other conditions set forth below have been satisfied, in each case on or before October 15, 1997:

                   (a) Executed originals of this Agreement and each of the other Loan Documents, which shall be in full force and effect, together with all schedules, exhibits, documents and financial statements required to be delivered pursuant hereto.

                   (b) Copies of the articles of incorporation of the Borrower, together with all amendments thereto, and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation.

                   (c) Copies, certified by the Secretary or an Assistant Secretary of the Borrower, of its by-laws and Board of Directors' resolutions authorizing the execution, delivery and performance of the Loan Documents by the Borrower.

                   (d) An incumbency certificate, executed by the Secretary or an Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

                   (e) A certificate dated the initial Borrowing Date and signed by an Authorized Officer of the Borrower, in form and substance satisfactory to the Administrative Agent, to the effect that: (i) on the initial Borrowing Date (both before and after giving effect to the consummation of the Merger and the making of the Loans hereunder), each of the representations and warranties set forth in
         Article V of this Agreement is true and correct and no Default or Unmatured Default has occurred and is continuing; (ii) no injunction or temporary restraining order which would prohibit the making of the Loans, the consummation of the

         Merger, or the consummation of any of the transactions contemplated hereby or by the Reorganization Documents (collectively the "Closing Transactions"), or other litigation which could reasonably be expected to have a Material Adverse Effect is pending or, to the best of such Person's knowledge, threatened; (iii) contemporaneously with the initial Advance, all outstanding indebtedness for money borrowed of Capsure Holdings and its Subsidiaries under the Capsure Credit Agreement is being repaid in full; and (iv) there has occurred no material adverse change in Capsure Holdings' consolidated financial condition and operations as reflected in Capsure Holdings' consolidated financial statements as of December 31, 1996. Such certificate shall also set forth the Consolidated Capitalization Ratio as of the initial Borrowing Date (after giving effect to the consummation of the Merger and the making of the Loans hereunder); provided that, in calculating the Consolidated Capitalization Ratio for purposes of this Section 4.1(e), the Consolidated Net Worth of the Borrower and its Subsidiaries may be based on the pro forma balance sheet referred to in Section 5.5, so long as such Authorized Officer certifies that no event or change has occurred that could reasonably be expected to have a material effect on the stockholders' equity set forth on such balance sheet.

                           (f) A certificate dated the initial Borrowing Date and signed by a senior officer of CNA Financial, in form and substance satisfactory to the Administrative Agent, to the effect that there has occurred no material adverse change in the consolidated financial condition and operations of the CCC Surety Operations as reflected in the consolidated financial statements of the CCC Surety Operations as of December 31, 1996.

                           (g) A written opinion of the Borrower's counsel, addressed to the Lenders, in substantially the form of Exhibit "D" hereto.

                           (h) A copy of the Reorganization Documents and any amendments, supplements and modifications thereto certified as true and complete by an Authorized Officer of the Borrower together with evidence satisfactory to the Administrative Agent that the Merger is being consummated substantially contemporaneously with the making of the initial Advance.

                           (i) Either evidence of termination of the Capsure Credit Agreement and repayment of all Indebtedness outstanding thereunder or a bank payoff letter in form and substance acceptable to the Administrative Agent from the agent for the lenders under the Capsure Credit Agreement together with releases of any Liens securing such agreement.

                           (j) A copy of each reinsurance agreement to which any of the Borrower's Insurance Subsidiaries is a party, certified as true and complete by an Authorized Officer of the Borrower.

                           (k) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                           (l) Such other documents as any Lender or the Administrative Agent may have reasonably requested.

                  4.2. Each Advance. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

                           (a) There exists no Default or Unmatured Default and none would result from such Advance; and

                           (b) The representations and warranties contained in
         Article V are true and correct as of such Borrowing Date.

         Each Ratable Borrowing Notice and Competitive Bid Quote Request with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit "E" hereto as a condition to making an Advance.



                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Lenders that:

                  5.1. Corporate Existence and Standing. Each of the Borrower and each Significant Subsidiary is a corporation duly incorporated, validly existing and in good standing (if applicable) under the laws of its respective jurisdiction of incorporation and is duly qualified and in good standing (if applicable) as a foreign corporation and is duly authorized to conduct its business in each jurisdiction in which its business is conducted and in which the failure to be so qualified or authorized may reasonably be expected to have a Material Adverse Effect.

                  5.2. Authorization and Validity. The Borrower has all requisite power and authority (corporate and otherwise) and legal right to execute and deliver each of the Loan Documents and the Reorganization Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the Reorganization Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings and the Loan Documents and the Reorganization Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                  5.3. Compliance with Laws and Contracts. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders, judgments, decrees and restrictions, including without limitation all Environmental Laws, of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by the Borrower of the Loan Documents or the Reorganization Documents, the application of the proceeds of the Loans, the consummation of the Closing Transactions or any other transaction contemplated in the Loan Documents or the Reorganization Documents, nor compliance with the provisions of the Loan Documents or the Reorganization Documents will, or at the relevant time did, (a) violate any law, rule, regulation (including Regulations G, U or X), order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's charter, articles or certificate of incorporation or by-laws, (b) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it or its Property is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by, the Loan Documents) in, of or on the Property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement, or (c) require any consent of the stockholders of any Person, except for approvals or consents which have been obtained at or before the time of the initial Advance and are disclosed on Schedule 5.3 and except for any violation of, or failure to obtain an approval or consent required under, any such indenture, instrument or agreement which could not reasonably be expected to have a Material Adverse Effect.

                  5.4. Governmental Consents. Except for any of the following which have been (or will have been prior to the "Effective Time" as defined in the Reorganization Agreement) entered, taken, obtained, filed or made and which remain in full force and effect or which if not entered, taken, obtained or filed could not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, qualification, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, any court, Governmental Authority, any securities exchange or other Person is or at the relevant time was required to authorize, or is or at the relevant time was required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents or the Reorganization Documents, the application of the proceeds of the Loans or the consummation of the Merger or any other transaction contemplated in the Loan Documents or the Reorganization Documents. The applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the Merger has expired or terminated.

                  5.5. Financial Statements. The Borrower has heretofore furnished to each of the Lenders (a) the December 31, 1996 and December 31, 1995 audited statements of certain assets and liabilities and the December 31, 1996, December 31, 1995 and December 31, 1994 audited statements of certain revenues and direct operating expenses of the CCC Surety Operations, (b) the December 31, 1996, December 31, 1995 and December 31, 1994 audited consolidated financial statements of Capsure Holdings and its Subsidiaries, (c) the June 30, 1997 unaudited quarterly statement of certain assets and liabilities and the related statement of certain revenues and direct operating expenses of the CCC Surety Operations and (d) the June 30, 1997 unaudited quarterly financial statement of Capsure Holdings and its Subsidiaries (collectively, the "Financial Statements"). As of the date of this Agreement after giving effect to the Closing Transactions, to the best of the Borrower's knowledge the unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries and the related pro forma statement of consolidated operations included in the proxy statement relating to the Merger filed with the Securities and Exchange Commission pursuant to Section 14(a) of the Securities Exchange Act of 1934 and heretofore furnished to each of the Lenders fairly represents the Borrower's and the Subsidiaries' pro forma financial condition and results of operations on a consolidated basis in accordance with Agreement Accounting Principles and/or SAP (as labeled), consistently applied, in each case as if the Merger had been consummated on the date set forth in the notes to such pro forma financial statements. Each of the Financial Statements was prepared in accordance with Agreement Accounting Principles or

SAP, as applicable, and fairly presents the consolidated (statutory, if applicable) financial condition and operations of the respective entities at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments).

                  5.6. Material Adverse Change. No material adverse change in the business, condition (financial or otherwise), operations, performance or Properties of the Borrower and its Subsidiaries taken as a whole has occurred since December 31, 1996.

                  5.7. Taxes. The Borrower and its Subsidiaries have filed or caused to be filed or properly filed for extensions on a timely basis and in correct form all United States federal and applicable material foreign, state and local tax returns and all other material tax returns which are required to be filed and have paid all material taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles, except as set forth in Schedule 5.7, and as to which no Lien exists. There are no pending audits or, to the best of the Borrower's knowledge, investigations regarding the Borrower's or its Subsidiaries' federal, foreign, state or local tax returns which may reasonably be expected to have Material Adverse Effect. No claims are being asserted with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with Agreement Accounting Principles.

                  5.8. Litigation and Contingent Obligations. Except as disclosed on Schedule 5.8, there is no litigation, arbitration, proceeding, inquiry or governmental investigation (including, without limitation, by any insurance regulatory authority) pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any Subsidiary or any of their respective properties which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or unduly delay the making of the Loans or Advances under this Agreement.

                  5.9. Capitalization. Schedule 5.9 hereto contains (a) an accurate description of the Borrower's capitalization and (b) an accurate list of all of the Subsidiaries as of the date of this Agreement but giving effect to the Closing Transactions, setting forth their respective jurisdictions of incorporation and the percentage of their capital stock owned by the Borrower or other Subsidiaries.

                  5.10. ERISA. Neither the Borrower nor any other member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plan or has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations, except where noncompliance would not have a Material Adverse Effect. Neither the Borrower nor any member of the Controlled Group has, with respect to any Plan, failed to make any material contribution or pay any material amount required under Section 412 of the Code or Section 302 of ERISA or the terms of such Plan. The Borrower has not engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which may reasonably be expected to have a Material Adverse Effect. Within the last five years neither the Borrower nor any member of the Controlled Group has engaged in a transaction which resulted in a Single Employer Plan with an Unfunded Liability being transferred out of the Controlled Group. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which is subject to Title IV of ERISA.

                  5.11. Default. No Default or Unmatured Default has occurred and is continuing.

                  5.12. Federal Reserve Regulations. Neither the Borrower nor any Subsidiary is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. Neither the making of any Loan hereunder, the use of the proceeds thereof, nor any other aspect of the financing of the Acquisition, will violate or be inconsistent with the provisions of Regulation G, Regulation U or Regulation X.

                  5.13. Investment Company. Neither the Borrower nor any Subsidiary is, or after giving effect to any Advance will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  5.14. Reorganization Documents.
  The Borrower has delivered to each of the Lenders true, complete and correct copies of the Reorganization Documents (including all schedules, exhibits, annexes, amendments, supplements, modifications, and all other material documents delivered pursuant thereto or in connection therewith). The Reorganization Documents as originally executed and delivered by the parties thereto are in full force and effect and have not been amended, waived, supplemented or modified without the consent of the Required Lenders. Each of the representations and warranties of the Borrower (and, to the Borrower's knowledge, of Capsure Holdings) therein is true and correct in all material aspects as of the date hereof. Neither the Borrower nor, to the Borrower's knowledge, any other party thereto is in material default in the performance of or compliance with any provisions thereof. The Merger has become effective in accordance with the terms of the Reorganization Documents and in accordance with applicable laws and regulations.

                  5.15. Disclosure. None of the (a) information, exhibits or reports (including, without limitation, the Information Memorandum) furnished or to be furnished by the Borrower or any Subsidiary to the Administrative Agent or to any Lender in connection with the negotiation of the Loan Documents, or (b) representations or warranties of the Borrower contained in this Agreement, the other Loan Documents, the Reorganization Documents or any other document, certificate or written statement furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower or any Subsidiary for use in connection with the transactions contemplated by this Agreement or the Reorganization Documents, as the case may be, contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The pro forma financial information contained in such materials is based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made. There is no fact known to the Borrower (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated by this Agreement.

                  5.16. Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  5.17. Liens. Schedule 5.17 attached hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person and covering any Property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in said Schedule 5.17.

                  5.18. Restrictive Agreements. Except as set forth on Schedule
5.18 hereto, neither the Borrower nor any of its Subsidiaries is party to any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to undertake or assume Contingent Obligations of the Borrower or any other Subsidiary.



                                  ARTICLE VI

                                  COVENANTS

                  During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

                  6.1.  Financial Reporting. The Borrower will furnish to the
Lenders:

                           (a) As soon as practicable and in any event within 120 days after the close of each of its fiscal years, an audit report which is not qualified as to going concern or access or in any other material respect and which is certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period and related income and cash flow statements accompanied by a certificate of said accountants that, in the course of the examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

                           (b) As soon as practicable and in any event within 75 days after the close of each quarterly period (other than the fourth quarterly period) of each of its fiscal years, for itself and its Subsidiaries, a consolidated unaudited balance sheet as at the close of each such period and consolidated income and cash flow statements for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

                           (c) Together with the financial statements required by clauses (a) and (b), a compliance certificate in substantially the form of Exhibit "E" hereto signed by the chief financial officer of the Borrower showing the calculations necessary to determine compliance with the financial covenants contained in this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

                           (d) Upon the earlier of (i) ten days after the regulatory filing date or (ii) 75 days after the close of each of the first three fiscal quarters of each fiscal year of each Significant Insurance Subsidiary, copies of the Quarterly Statement of such Insurance Subsidiary, certified by such officers as shall be required by SAP of such Significant Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied through the period reflected herein.

                           (e) Upon the earlier of (i) fifteen days after the regulatory filing date or (ii) 90 days after the close of each fiscal year of each Significant Insurance Subsidiary, copies of the Annual Statement of such Significant Insurance Subsidiary and the related management discussion and analysis for such fiscal year, as certified by such officers as shall be required by SAP for such Significant Insurance Subsidiary and prepared on the NAIC annual statement blanks (or such other form as shall be required by the jurisdiction of incorporation of each such Significant Insurance Subsidiary), all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein.

                           (f) As soon as available and only to the extent such an audited statement is required to be prepared by any Governmental Authority, a copy of the audited Annual Statement of each Significant Insurance Subsidiary for the preceding year, as certified by such officers as shall be required by SAP for such Significant Insurance Subsidiary and prepared on the NAIC annual statement blanks (or such other form as shall be required by the jurisdiction of incorporation of each such Significant Insurance Subsidiary), all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and to be certified by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent.

                           (g) Within 150 days after the close of each of its fiscal years, annual statutory statements for the Borrower's Insurance Subsidiaries on a consolidated or combined basis, certified by such officers as shall be required by SAP, such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein.

                           (h) As soon as possible and in any event within 20 days after the Borrower knows that any Termination Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Termination Event and the action which the Borrower proposes to take with respect thereto.

                           (i) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Significant Insurance Subsidiaries files with the Securities and Exchange Commission or any securities exchange.

                           (j) Such other information (including, without limitation, non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

                  6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances for general corporate purposes (including, without limitation, to refinance existing Indebtedness of Capsure Holdings as of the Effective Date). The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

                  6.3. Certain Notices. The Borrower will give prompt notice in writing to the Administrative Agent and the Lenders of (a) the occurrence of any Default or Unmatured Default, (b) any other development, financial or otherwise, relating specifically to the Borrower which could reasonably be expected to have a Material Adverse Effect, (c) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any License now or hereafter held by any Significant Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations, other than such expiration, revocation or suspension which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (d) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Significant Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (e) any judicial or administrative order limiting or controlling the insurance business of any Significant Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which could reasonably be expected to have a Material Adverse Effect.

                  6.4. Conduct of Business. The Borrower will, and will cause each Significant Subsidiary to, do all things necessary (if applicable) to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where such failure to remain in good standing or to maintain such authority may not reasonably be expected to have a Material Adverse Effect. The Borrower will cause each Significant Insurance Subsidiary to (a) carry on or otherwise be associated with the business of a licensed insurance carrier and
(b) do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for such Significant Insurance Subsidiary to operate its insurance business in compliance with all applicable laws and regulations; provided, however, that any such Significant Insurance Subsidiary may withdraw from one or more states as an admitted insurer, change the state of its domicile or fail to keep in effect any License if such withdrawal, change or failure is in the best interests of the Borrower and such Significant Insurance Subsidiary and could not reasonably be expected to have a Material Adverse Effect.

                  6.5. Taxes. The Borrower will, and will cause each Subsidiary to, pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The Borrower will, and will cause each Subsidiary to, pay all other obligations, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

                  6.6. Insurance. The Borrower will, and will cause each Significant Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all or substantially all of its Property, or shall maintain self-insurance, in such amounts and covering such risks as is consistent with sound business practice for Persons in substantially the same industry as the Borrower or such Subsidiary, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

                  6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  6.8. Maintenance of Properties. The Borrower will, and will cause each Significant Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to so maintain, preserve, protect and repair could not reasonably be expected to have a Material Adverse Effect.

                  6.9. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders (coordinated through the Administrative Agent), by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable notice and at such reasonable times and intervals as the Lenders may designate.

                  6.10. Merger. The Borrower will not, nor will it permit any Significant Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Significant Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary and (b) the Borrower or any Significant Subsidiary may merge or consolidate with any other Person, provided that the Borrower or such Significant Subsidiary shall be the continuing or surviving corporation and, prior to and after giving effect to such merger or consolidation, no Default or Unmatured Default shall exist.

                  6.11. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of a Substantial Portion of its Property to any other Person(s) in any twelve month period; provided, however, that Insurance Subsidiaries shall be permitted to sell assets for fair market value in arms length transactions (as determined, in transactions out of the ordinary course of business, by the Board of Directors of the selling Insurance Subsidiary acting in good faith).

                  6.12. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in or on the Property of the Borrower or any of its Subsidiaries, except:

                  (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;

                  (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                  (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation, including, without limitation, statutory deposits under applicable insurance laws;

                  (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries;

                  (e) Liens existing on the date hereof and described in
Schedule 5.17 hereto;

                  (f) Liens upon the Property of Insurance Subsidiaries incurred in the ordinary course of their business; and

                  (g) Other Liens securing Indebtedness for borrowed money not exceeding at any time $5,000,000 in aggregate principal amount.

                  6.13. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness created hereunder;

                  (b) Indebtedness existing on the date hereof and set forth in
         Schedule 6.13;

                  (c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

                  (d) Contingent Obligations (i) of the Borrower with respect to obligations or liabilities of any Subsidiary and (ii) of any Subsidiary with respect to obligations or liabilities of the Borrower or any other Subsidiary; and

                  (e) other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.

                  6.14. Consolidated Capitalization. The Borrower will maintain at all times a Consolidated Capitalization Ratio of not greater than 0.40 to 1.0.

                  6.15. Insurance Company Surplus. The Borrower shall cause the combined Surplus as Regards Policyholders of its Insurance Subsidiaries to be at all times at least equal to $100,000,000.

                  6.16. Maximum Statutory Net Written Premiums. The Borrower will not permit the ratio of (a) Statutory Net Written Premiums during any period of four consecutive fiscal quarters to (b) the combined Surplus as Regards Policyholders of its Insurance Subsidiaries to exceed 3.0 to 1.0.

                  6.17. Investments, Loans, Advances, Guarantees and Acquisitions. (a) The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, undertake or assume any Contingent Obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (i)   Permitted Investments;

                  (ii) investments of Insurance Subsidiaries not prohibited by Section 6.17(b);

                  (iii) investments by the Borrower existing on the date hereof in the capital stock of its Subsidiaries;

                  (iv) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary;

                  (v) Contingent Obligations constituting Indebtedness permitted by Section 6.13; and

                  (vi) equity investments in Persons other than the Borrower and its Affiliates in an aggregate amount up to but not exceeding $15,000,000.

                  (b) The Borrower will not permit any of its Insurance Subsidiaries to make any investment if, on the date on which such investment is made and after giving effect thereto, the aggregate value of investments (other than equity investments) held by such Insurance Subsidiary that are rated lower than "2", or that are not rated, by the NAIC would exceed 15% of the value of the total invested assets. As used in this Section 6.17(b), the "value" of an investment refers to the value of such investment that would be shown on the most recent Annual Statement or Quarterly Statement, as the case may be, of the relevant Insurance Subsidiary prepared in accordance with SAP.

                  6.18. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and (b) transactions between or among the Borrower and its Wholly-Owned Subsidiaries not involving any other Affiliate.

                  6.19. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to undertake or assume Contingent Obligations of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 5.18 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                  6.20. Leases. The Borrower will not permit the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with Agreement Accounting Principles, with respect to leases of real and personal property to exceed $10,000,000 for any fiscal year of the Borrower.

                  6.21. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person.

                  6.22. Fiscal Year. The Borrower will not permit the last day of its fiscal year to end on a day other than December 31st.

                                   ARTICLE VII

                                    DEFAULTS

                  The occurrence of any one or more of the following events shall constitute a Default:

                  7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent in this Agreement or in any other certificate, financial statement or other document delivered pursuant to the provisions hereof shall be false or misleading in any material respect on the date as of which made or deemed made.

                  7.2. Nonpayment of principal of any Loan when due; or nonpayment of interest upon any Loan or of any facility fee or other obligations under any of the Loan Documents within five days after the same becomes due.

                  7.3. The breach by the Borrower of any of the terms or provisions of Section 6.2, Section 6.3(a) or Sections 6.10 through 6.21, inclusive.

                  7.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Administrative Agent or any Lender.

                  7.5. Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness (other than the Loans) or any amount under any agreement with respect to Rate Hedging Obligations providing for termination or liquidation payments (for purposes of this Section 7.5, "Hedging Indebtedness") in excess of, singly or in the aggregate for the Borrower and all such Subsidiaries, $5,000,000; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness or Hedging Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness or Hedging Indebtedness to cause, such Indebtedness or such Hedging Indebtedness to become due prior to its stated maturity; or any such Indebtedness or Hedging Indebtedness of the Borrower or any Subsidiary shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

                  7.6. The Borrower or any of its Significant Subsidiaries shall
(a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, rehabilitation, supervision, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this
Section 7.6 or (f) fail to contest in good faith any appointment or proceeding described in Section 7.7 or (g) become unable to pay, not pay, or admit in writing its inability to pay, its debts generally as they become due.

                  7.7. Without the application, approval or consent of the Borrower or any of its Significant Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(d) shall be instituted against the Borrower or any of its Significant Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty consecutive days.

                  7.8. The Borrower or any of its Subsidiaries shall fail within thirty days to pay, bond or otherwise discharge any judgment or order for the payment of money, either singly or in the aggregate, in excess of $5,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

                  7.9. The Borrower shall terminate, or the PBGC shall institute proceedings under Title IV of ERISA to terminate, or to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Single Employer Plan having Unfunded Liabilities in excess of $5,000,000.

                  7.10. Any Change in Control shall occur.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

                  8.1. Acceleration. If any Default described in Section 7.6 or
7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

                  8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving any Default hereunder or thereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender:

                           (a) extend the Termination Date or the final maturity of any Loan or reduce the principal amount thereof or reduce the rate or extend the time of payment of any interest or any fee payable hereunder;

                           (b) reduce the percentage specified in the definition of Required Lenders;

                           (c) increase the amount of the Aggregate Commitment or the Commitment of any Lender hereunder;

                           (d) permit the Borrower to assign its rights under this Agreement; or

                           (e) amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under
Section 12.3.1 without obtaining the consent of any other party to this Agreement.

                  8.3. Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or Unmatured Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or Unmatured Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.



                                   ARTICLE IX

                               GENERAL PROVISIONS

                  9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

                  9.2. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

                  9.3. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof other than the Commitment Letter and that certain fee letter agreement in each case by and between the Borrower and Chase.

                  9.4. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

                  9.5. Expenses; Indemnification; Damage Waiver.


                  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Closing Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Closing Transactions, any Loan or the use of the proceeds thereof.

                  (d) All amounts due under this Section shall be payable promptly after written demand therefor.

                  (e) The obligations of the Borrower under this Section 9.5 shall survive the termination of this Agreement.

                  9.6. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

                  9.7. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

                  9.8. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

                  9.9. Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

                  9.10. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  9.11. Jurisdiction; Consent to Service of Process.

                  (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States

District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  9.12. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence and for use in connection with this Agreement, including without limitation, for use in connection with its rights and remedies hereunder, except for disclosure (a) to other Lenders and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to that Lender, (c) to regulatory officials, (d) as requested pursuant to or as required by law, regulation, or legal process, (e) in connection with any legal proceeding to which that Lender is a party, and (f) permitted by Section 12.4.

                  9.13. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A)

CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  9.14. Disclosure. Each Lender hereby (a) acknowledges and agrees that Chase and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with the Borrower and its Subsidiaries, including, without limitation, in connection with any interest rate hedging instruments or agreements or swap transactions, and
(b) to the extent that any such liability would not exist but for Chase's status as Administrative Agent hereunder, waives any liability of Chase or such Affiliate to any Lender arising out of or resulting from such investments, loans or other relationships other than liabilities arising out of the gross negligence or willful misconduct of Chase or its Affiliates.

                  9.15. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders.



                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

                  10.1. Appointment. The Chase Manhattan Bank is hereby appointed administrative agent for the Lenders hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this Article X. The Administrative Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement or any other Loan Document.

                  10.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

                  10.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

                  10.4. No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent and not waived at closing; or (d) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity) and which is not otherwise expressly required by this Agreement to be delivered by the Administrative Agent to the Lenders.

                  10.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or, to the extent required by Section 8.2, by all the Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro-rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

                  10.6. Employment of Administrative Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

                  10.7. Reliance on Documents; Counsel. The Lenders agree that the Administrative Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

                  10.8. Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) to the extent not reimbursed by the Borrower, for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (c) to the extent not reimbursed by the Borrower, for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent as finally determined by a court of competent jurisdiction. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

                  10.9. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

                  10.10. Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

                  10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

                  10.12. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, thirty days after the retiring Administrative Agent gives notice of its intention to resign. Upon any such resignation and with the consent of the Borrower (so long as no Default is then pending), which consent shall not be unreasonably withheld or delayed, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the resigning Administrative Agent's giving notice of its intent to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If the Administrative Agent has resigned and no successor

Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lenders and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a Lender or another commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.



                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

                  11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

                  11.2. Ratable Payments. Except for payments received from the Administrative Agent pursuant to Section 2.11, if any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2 or 3.4) in a greater proportion than its ratable share of such Loans, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.



                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

                 12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (b) of the immediately preceding sentence, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and any promissory note issued to it hereunder to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder.

                 12.2.   Participations.


                 12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any promissory note issued hereunder held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                 12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the

Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, or extends the Termination Date.

                  12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. Each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

                  12.3.   Assignments.

                  12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents; provided, however, that in the case of a partial assignment to an entity which is not a Lender or an Affiliate of a Lender, such assignment shall be in a minimum amount of $10,000,000 (or such lesser amount as the Borrower and the Administrative Agent may approve with respect to any specific proposed assignment). Such assignment shall be substantially in the form of Exhibit "F" hereto or any other form as may be agreed to by the parties thereto and approved by the Agent (in each case, an "Assignment and Acceptance"). The consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld or delayed) shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that the consent of the Borrower shall not be required if, on the date of such assignment, a Default shall have occurred and be continuing. The parties to each assignment shall deliver to the Administrative Agent a processing and recordation fee of $3,500 and, if the assignee is not a Lender, an Administrative Questionnaire.

                  12.3.2. Register. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each

Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  12.3.3. Effect; Effective Date. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.3.1 and any written consent to such assignment required by Section 12.3.1, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and the transferor Lender shall be released with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Administrative Agent.

                  12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.12 of this Agreement.

                  12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.17.

                                  ARTICLE XIII

                                     NOTICES

                  13.1.    Giving Notice.
  Except as otherwise permitted by Section 2.12 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing, by facsimile, first class U.S. mail or overnight courier and addressed or delivered to such party at (i) in the case of the Borrower or the Administrative Agent, its address set forth below its signature hereto or (ii) in the case of a Lender, at the address set forth in its Administrative Questionnaire, or at such other address as may be designated by such party in a notice to the other parties. Any notice, if personally delivered or mailed (properly addressed with postage prepaid), shall be deemed given three (3) Business Days after deposit in the U.S. mail; any notice, if transmitted by telecopy, shall be deemed given when transmitted; and any notice given by courier shall be deemed given when received by the addressee.

                  13.2.    Change of Address.
  The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                             CNA SURETY CORPORATION


                             By  ???
                                --------------------------------
                                 Title:


                             Address for Notices:

                             CNA Surety Corporation
                             CNA Plaza, 13S
                             Chicago, Illinois 60685

                             Attention: John S. Heneghan
                             Telephone: (312) 822-1908
                             Telecopy: (312) 755-3737

                             THE CHASE MANHATTAN BANK,
                               individually and as
                               Administrative Agent,


                             By:/s/Heather Lindstrom
                                --------------------------------
                                Title: Vice President

                             Address for Notices:

                             The Chase Manhattan Bank
                             Loan and Agency Services
                             One Chase Manhattan Plaza
                             8th Floor
                             New York, New York 10081

                             Attention: Laura Rebecca
                             Telephone: (212) 552-7253
                             Telecopy: (212) 552-7490

                             THE FIRST NATIONAL BANK OF CHICAGO


                             By: Deborah A. Ryne
                                 --------------------------------
                                 Title:  First Vice President


                             BANK OF MONTREAL


                             By: Robert C. Meyer
                                 --------------------------------
                                 Title:  Director


                             THE BANK OF NEW YORK


                             By: ???
                                 --------------------------------
                                 Title:  Vice President


                             FLEET BANK, NATIONAL ASSOCIATION


                             By: Mildred Chararreg Jones
                                 --------------------------------
                                 Title:  Vice President


                             MELLON BANK, N.A.


                             By: Jeanna Patterson
                                 --------------------------------
                                 Title:  Officer

                                   EXHIBIT "A"

                          COMPETITIVE BID QUOTE REQUEST
                                 (Section 2.3.2)
                                                          ________________, 19__

To:      The Chase Manhattan Bank, as agent (the "Administrative Agent")

From:    CNA Surety Corporation ("Borrower")

Re: Credit Agreement dated as of September 30, 1997, among the Borrower, the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent (the "Agreement")

         We hereby give notice pursuant to Section 2.3.2 of the Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Advance(s):

Borrowing Date:               , 19
               ---------------

Principal Amount: $    [1]
                   -----------

Interest Period:       [2]
                   -----------

         Such Competitive Bid Quotes should offer a [Competitive Bid Margin] [Absolute Rate].

         Upon acceptance by the undersigned of any or all of the Competitive Bid Advances offered by Lenders in response to this request, the undersigned shall be deemed to affirm as of such date the representations and warranties made in the Agreement to the extent specified in Section 4.2(b) thereof. Capitalized terms used herein have the meanings assigned to them in the Agreement.

         CNA SURETY CORPORATION

         By:
            ---------------------------------
         Title:
               ------------------------------

------------------------------------
1    Amount must be at least $10,000,000 and an integral multiple of $1,000,000.
2 One, two, three or six months (Eurodollar Auction) or at least seven and up to 360 days (Absolute Rate Auction), subject to the provisions of the definitions of Eurodollar Interest Period and Absolute Rate
     Interest Period.

                                   EXHIBIT "B"

                      INVITATION FOR COMPETITIVE BID QUOTES
                                 (Section 2.3.3)

                                                 ___________________, 19_____



To:       [Name of Lender]

Re: Invitation for Competitive Bid Quotes to CNA Financial Corporation (the "Borrower")

         Pursuant to Section 2.3.3 of the Credit Agreement dated as of September 30, 1997 (the "Agreement") among the Borrower, the Lenders parties thereto and the undersigned, as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Advance(s):

Borrowing Date:              , 19
               --------------


Principal Amount: $
                   --------------

Interest Period:
                   --------------

         Such Competitive Bid Quotes should offer a [Competitive Bid Margin] [Absolute Rate]. Your Competitive Bid Quote must comply with Section 2.3.4 of the Agreement and the foregoing terms in which the Competitive Bid Quote Request was made. Capitalized terms used herein have the meanings assigned to them in the Agreement.

         Please respond to this invitation by no later than 10:00 a.m. New York
time on ,              19 .
         -------------     -----
                                            THE CHASE MANHATTAN BANK, as
                                            Administrative Agent


                                            By:
                                               --------------------------------
                                            Authorized Officer

                                   EXHIBIT "C"
                              COMPETITIVE BID QUOTE
                                 (Section 2.3.4)

                                                         ________________, 19___

To:             The Chase Manhattan Bank, as Administrative Agent

Attn:

Re:             Competitive Bid Quote to CNA Surety Corporation (the "Borrower")

                In response to your invitation on behalf of the Borrower dated ___________, 19__, we hereby make the following Competitive Bid Quote pursuant to Section 2.3.4 of the Credit Agreement hereinafter referred to and on the following terms:

                1. Quoting Lender:

                2. Person to contact at Quoting Lender:

                3. Borrowing Date:_____________, 19__1

                4. We hereby offer to make Competitive Bid Loan(s) in
                   the following principal amounts, for the following Interest Periods and at the following rates:



Principal          Interest        [Competitive      [Absolute         Minimum
Amount2            Period3         Bid Margin4]        Rate5]          Amount6
-------            -------         ------------        ------          -------
$







----------------------------------------
1     As specified in the related Invitation.
2 Principal amount bid for each Interest Period may not exceed principal amount requested. Bids must be made for $10,000,000 and an integral multiple of $1,000,000.
3 One, two, three or six months or at least seven and up to 360 days, as specified in the related Invitation.
4 Competitive Bid Margin over or under the Eurodollar Base Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/100 of 1%) and specify whether "PLUS" or "MINUS".
5     Specify rate of interest per annum (rounded to the nearest 1/100 of 1%).
6     Specify minimum amount which the Borrower may accept (see Section 2.3.4
      (b)(iv)).

                  We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of September 30, 1997 among the Borrower, the Lenders party thereto and yourself, as Administrative Agent irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part.


                                    Very truly yours,

                                    [NAME OF LENDER]



Dated:_____________, 19__           By:______________________
                                       Authorized Officer

                                   EXHIBIT "D"


                      [Opinion of Counsel to the Borrower]


                                                  September 30, 1997



The Chase Manhattan Bank,
         as Administrative Agent

         and

Each of the Financial Institutions
identified on Schedule I hereto

Ladies/Gentlemen:

                 I am counsel for Continental Casualty Company, and in such capacity, am representing CNA Surety Corporation (the "Borrower") in connection with its execution and delivery of a Credit Agreement dated as of September 30, 1997 (the "Agreement") among the Borrower, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders, providing for Advances in an aggregate principal amount not exceeding $130,000,000 at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined shall have the meanings attributed to them in the Agreement. This opinion is being delivered to the addressees at the request of the Borrower pursuant to Section 4.1(g) of the Agreement.

                 I have examined originals, or copies certified or otherwise identified to my satisfaction, of such corporate records, agreements, instruments and documents of the Borrower and its Subsidiaries and certificates and other statements of public officials and corporate officers, and have made such other investigation of fact and law, as I have deemed necessary in connection with the opinions set forth herein. In my examination, I have assumed the genuineness of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as copies.

                 Based upon the foregoing, and subject to the comments and exceptions hereinafter set forth, I am of the opinion that:

                 1. The Borrower and each Significant Subsidiary are corporations duly incorporated, validly existing and in good standing under the laws of their respective states of incorporation. The Borrower has all requisite power and authority to conduct its business in each jurisdiction in which its business is conducted.

                 2. The execution and delivery of the Loan Documents by the Borrower and the performance by the Borrower of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of the Borrower and will not:

                  (a)      require any consent of the Borrower's shareholders;

                  (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's articles of incorporation or by-laws or any material indenture, instrument or agreement known to me and binding upon the Borrower or any of its Subsidiaries; or

                  (c) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any material indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries.

                  3. The Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

                  4. To my knowledge after due inquiry, there is no action, suit, proceeding, governmental investigation or arbitration pending or threatened against the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental or administrative body, agency or official which
(a) challenges the validity, or seeks to enjoin the performance of, the Loan Documents or Reorganization Documents or the consummation of any of the Closing Transactions or (b) could reasonably be expected to have a Material Adverse Effect.

                  5. No approval, authorization, consent, adjudication or order of any Governmental Authority, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement, the Merger, or in connection with the payment by the Borrower of the Obligations.

                  6. The Merger has become effective in accordance with the terms of the Reorganization Documents and in compliance with applicable law.

                  This opinion is limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

                  This opinion may be relied on by any party that becomes a Participant, Lender or Administrative Agent under the Agreement after the date hereof pursuant to the Agreement.

                                                      Very truly yours,

                                   SCHEDULE I




THE CHASE MANHATTAN BANK

THE FIRST NATIONAL BANK OF CHICAGO

BANK OF MONTREAL

THE BANK OF NEW YORK

FLEET BANK, NATIONAL ASSOCIATION

MELLON BANK, N.A.

                                   EXHIBIT "E"

                             COMPLIANCE CERTIFICATE


To:      The Lenders parties to the Credit Agreement Described Below

                  This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of September 30, 1997 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Borrower, the lenders party thereto, The Chase Manhattan Bank, as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

                  THE UNDERSIGNED HEREBY CERTIFIES THAT:

                  1.       I am the duly elected_______________of the Borrower;

                  2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

                  3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

                  4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

                  Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

    ____________________________________________________________

    ____________________________________________________________

    ____________________________________________________________

    ____________________________________________________________

                  The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this_____ day of________ , 19___.


                                   ____________________________

                      SCHEDULE I TO COMPLIANCE CERTIFICATE


               Schedule of Compliance as of ________ __, ____ with
                  Provisions of Sections 6.14, 6.15 and 6.16 of
                                  the Agreement


1.       Section 6.14 - Consolidated Capitalization Ratio

         A.       Consolidated Indebtedness of
                  the Borrower and its Subsidiaries           $__________

         B.       Consolidated Capitalization

                  (i)     Consolidated Indebtedness of the
                          Borrower and its
                          Subsidiaries                        $__________

                  (ii)    Consolidated Net Worth              $__________

                  (iii)    Sum of (i) and (ii)                $__________

         C.       Ratio of A to B                             _______:1.0

         D.       Permitted Ratio               Not greater than 0.40:1.0

                  Complies________________  Does Not Comply______________


2.       Section 6.15 - Insurance Company Surplus as Regards Policyholders

         A.       Surplus as Regards Policyholders
                  of Insurance Subsidiaries                   $__________

         B.       Minimum Combined Surplus as
                  Regards Policyholders per Covenant          $100,000,000

                  Complies_______________   Does Not Comply_______________

3. Section 6.13 - Combined Ratio of Net Written Premiums to Capital and Surplus

         A.       Net Written Premiums                        $___________

         B.       Capital and Surplus                         $___________

         C.       Ratio of A to B                             ________:1.0

         D.       Permitted Ratio                    Not more than 3.0:1.0

                  Complies_______________   Does Not Comply_______________

                                   EXHIBIT "F"

                       [FORM OF ASSIGNMENT AND ACCEPTANCE]


                            ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Credit Agreement dated as of September 30, 1997 (as amended and in effect on the date hereof, the "Credit Agreement"), among CNA Surety Corporation, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

                  The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Competitive Bid Loans and Ratable Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

                  This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is not organized under the laws of the United States of America, any documentation required to be delivered by the Assignee pursuant to Section 2.17(b) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 12.3.2 of the Credit Agreement.

                  This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date")1:



                                                         Percentage
                              Principal Amount           Assigned
                              Assigned (and              (set forth, to at
                              identifying                least 8 decimals, as a
                              information as to          percentage of the
                              individual                 aggregate Commitments
                              Competitive                of all Lenders
Facility                      Bid Loans)                 thereunder)
________                      _________________          _______________________
Commitment Assigned:          $                                                %

Ratable Loans:

Competitive Bid Loans:

The terms set forth above and on the reverse side hereof are hereby agreed to:

                                        [NAME OF ASSIGNOR], as Assignor


                                        By:__________________________________
                                           Name:
                                           Title:


                                        [NAME OF ASSIGNEE], as Assignee


                                        By:__________________________________
                                           Name:
                                           Title:

______________________________
1 Must be at least five Business Days after execution hereof by all required parties.

The undersigned hereby consent to the within assignment:2

CNA SURETY CORPORATION                      THE CHASE MANHATTAN BANK,
                                               as Administrative Agent,


By:_________________________                By:_________________________
   Name:                                       Name:
   Title:                                      Title:



____________________
1 Consents to be incuded to the extent required by Section 9.04 (b) of the Credit Agreement.

                                   SCHEDULE 1


                                   COMMITMENTS


Lender                                                Commitment
______                                                __________

THE CHASE MANHATTAN BANK                             $25,000,000

THE FIRST NATIONAL BANK OF CHICAGO                   $22,000,000

BANK OF MONTREAL                                     $20,750,000

THE BANK OF NEW YORK                                 $20,750,000

FLEET BANK, NATIONAL ASSOCIATION                     $20,750,000

MELLON BANK, N.A.                                    $20,750,000

                                  SCHEDULE 5.3

                             APPROVALS AND CONSENTS


The Merger required the approval of the stockholders of Capsure Holdings. Such approval was obtained at the special meeting of stockholders held on September 23, 1997.

                                  SCHEDULE 5.7

                                   TAX MATTERS


                                      None

                                  SCHEDULE 5.8

                                   LITIGATION


                                      None

                                  SCHEDULE 5.9



                         CAPITALIZATION AND SUBSIDIARIES


(a) CNA Surety Corporation Capitalization

    The following table sets forth the consolidated capitalization of CNA Surety Corporation as of June 30, 1997 on a pro-forma basis, adjusted to give effect to the merger with Capsure Holdings and issuance of debt on September 30, 1997 (in millions of dollars).



                                                                        As reported             As reported             PRO-FORMA
                                                                                                CCC Surety               Adjusted
                                                                        Capsure                 Operations              CNA Surety
                                                                        -------                 ----------              ----------
Long-term Debt:
  Revolving credit facility due March 31, 2003                            54.0
  Revolving credit facility due September 30, 2002                                                                         105.0
                                                                         -----                    -----                    -----
     Total long-term debt                                                 54.0                     0.0                     105.0

Stockholders' Equity:
  Preferred stock
    (CNA Surety:  $0.01 par value; authorized 20,000,000;
    issued and outstanding - 0 -)

Common stock                                                               0.8
    (CNA Surety; $0.01 par value; authorized 100,000,000;
    issued and outstanding 43,880,708)                                                                                       0.4
Additional paid-in capital                                               118.6                                             244.9
Retained earnings                                                          9.8                                               0.0
Net unrealized gain on securities                                          0.3                                               0.0
                                                                         -----                    -----                    -----

     Total stockholders equity                                           129.5                     0.0                     254.3
                                                                         -----                    -----                    -----

         Total Capitalization                                            183.5                     0.0                     350.3
                                                                         -----                    -----                    -----


(b) CNA Surety Corporation Subsidiaries


                                                   State of                     % of Capital
               Company                          Incorporation                   Stock Owned
----------------------------------------        -------------                   -----------
Capsure Holdings Corp.                          Delaware                           100%
Capital Dredge & Dock Corp.                     Ohio                               100%
Capsure Financial Group, Inc.                   Oklahoma                           100%
NI Acquisition Corp.                            Texas                              100%
Nucorp Management Company                       Ohio                               100%
Nucorp Properties, Inc.                         Ohio                               100%
Pin Oak Petroleum, Inc.                         Texas                              100%
SI Acquisition Corp.                            Texas                              100%
SMCI Incorporated                               Mississippi                        100%
Surety Bonding Company of America               South Dakota                       100%
Surewest Financial Corp.                        Delaware                           100%
Troy Fain Insurance, Inc.                       Florida                            100%
Universal Surety Holding Corp.                  Texas                              100%
Universal Surety of America                     Texas                              100%
Western Surety Company                          South Dakota                       100%


                                  SCHEDULE 5.17

                                      LIENS


                                      None

                                  SCHEDULE 5.18

                             RESTRICTIVE AGREEMENTS


                                      None

                                  SCHEDULE 6.13

                              EXISTING INDEBTEDNESS


1. Closing cash dividend to Capsure stockholders of $10.6 million. See attached News Release.

2.   Obligations under Employment Agreement as follows:

     a. Employment Agreement as of the 30th day of September, 1995, by and between Capsure Holdings Corp. and Bruce A. Esselborn.

     b. Employment Agreement as of the 30th day of September, 1995, by and between Caspsure Holdings Corp. and Mary Jane Robertson.

     Upon the closing of the merger to form CNA Survey Corporation, the Esselborn and Roberson employment contracts grant the employee the right, at the employee's option, to have the Company make an option payment in cash to the employee equal to the excess of the fair market value of the employee's unexercised Capsure Options over the Capsure Options exercise price. The cash payment for Capsure Options under the Esselborn and Robertson employee agreements would be approximately $3.6 million.